CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 26, 2002, relating to the financial statements and financial highlights which appears in the April 30, 2002 Annual Report to Shareholders of Orbitex Amerigo Fund and Orbitex Clermont Fund (2 of the portfolios constituting the Orbitex Group of Funds, now the AdvisorOne Funds), which are also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
June 24, 2003